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                                                                  EXHIBIT 10.13

                                LEASE AGREEMENT

        THIS LEASE AGREEMENT is made this 21st day of June, 1999, between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("LANDLORD"), and XCYTE THERAPIES, INC., a Delaware corporation ("TENANT").

ADDRESS:        1124 Columbia Street, Seattle, Washington

PREMISES:       That portion of the Project, containing approximately 20,659 rentable square feet, as determined by Landlord, as shown on Exhibit A.

PROJECT: The real property on which the building in which the Premises are located (the "BUILDING"), together with all improvements thereon and appurtenances thereto as described on EXHIBIT B.

BASE RENT:      $39,840.79 per month RENTABLE AREA OF PREMISES: 20,659 sq. ft.

SECURITY DEPOSIT: $119,522.38        TARGET COMMENCEMENT DATE: September 1, 1999

RENT ADJUSTMENT PERCENTAGE: 3.0%     TENANT'S SHARE OF
                                     NET OPERATING EXPENSES: 8.61%

TERM: 84 months from the first day of the month following the month in which the Commencement Date occurs

PERMITTED USE:  Research and development laboratory, general office and other related uses

ADDRESS FOR RENT PAYMENT:                   LANDLORD'S NOTICE ADDRESS:
135 N. Los Robles Avenue, Suite 250         135 N. Los Robles Avenue, Suite 250
Pasadena, CA 91101                          Pasadena, CA 91101
Attention: Accounts Receivable              Attention: General Counsel

TENANT'S NOTICE ADDRESS:
2203 Airport Way South, Suite 300
Seattle, Washington 98134

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[ ] EXHIBIT A - DESCRIPTION OF PREMISES [ ]EXHIBIT B - DESCRIPTION OF PROJECT
[ ] EXHIBIT C - WORK LEUER              [ ]EXHIBIT D - COMMENCEMENT DATE
[ ] EXHIBIT E - RULES AND REGULATIONS   [ ]EXHIBIT F - TENANTS PERSONAL PROPERTY
[ ] EXHIBIT G - ESTOPPEL CERTIFICATE    [ ]EXHIBIT H - NONDISTURBANCE AGREEMENT
[ ] EXHIBIT I - PARKING LOCATION

        1. LEASE OF PREMISES. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the "COMMON AREAS." Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant's use of the Premises for the Permitted Use. Tenant shall have the right to use the loading area in the annex level of the Project leased by Corixa Corporation, a Delaware corporation ("Corixa") under that certain Columbia Building Lease dated October 28, 1994, and as amended (the "Corixa Lease") and the portion of the bio-hazards waste cage facility assigned to Tenant and located on the basement level of the Building.

        2. DELIVERY; ACCEPTANCE OF PREMISES; COMMENCEMENT DATE. Landlord shall deliver the Premises to Tenant for Tenant's Work under the Work Letter within 5 days of full execution of this Lease


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and Tenant's delivery of evidence of the insurance required hereby and by the
Work Letter ("DELIVERY" or "DELIVER"). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 15 days after full execution of this Lease and the delivery of Tenant's insurance certificates to Landlord for any reason, this Lease shall be voidable by Tenant by written notice to Landlord. If Landlord is unable despite the exercise of reasonable efforts to Deliver the Premises within 60 days after full execution of this Lease and the delivery of Tenant's insurance certificates to Landlord, this Lease shall be voidable by Landlord by written notice to Tenant. If this Lease is so voided by either: (a) so long as Tenant is not in default hereunder, the Security Deposit shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. If neither Landlord nor Tenant voids this Lease as described above, this Lease shall remain in full force and effect. If neither party elects to void this Lease within 5 business days of the lapse of the applicable time period, such right to void this Lease shall be waived.

        The "COMMENCEMENT DATE" shall be earlier of: (i) September 1, 1999; and
(ii) the date Tenant conducts any business in the Premises or any part thereof. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Term Commencement Date and the expiration date of the Term when such are established and shall attach the acknowledgment to this Lease as part of EXHIBIT D; provided, however, Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder.

        Except as set forth in the Work Letter, if applicable: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions; (ii) Landlord shall have no obligation for any defects in the Premises; and (ii) Tenant's taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date other than for the construction of Tenant's Work pursuant to the Work Letter shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent.

        Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of any or all of the Premises (other than Landlord's Work, if any) or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises or the Project are suitable for Tenant's intended purposes. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant's representations, warranties, acknowledgments and agreements contained herein.

        3. RENT.

        (a) BASE RENT. The initial Base Rent for the first floor Premises (comprising 8,029 rentable square feet of the Premises) shall be $15.50 per rentable square foot and the initial Base Rent for the seventh floor Premises (the balance of the Premises) shall be $28.00 per rentable square foot. The first month's Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated and paid on the basis of a thirty (30) day month. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right



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at any time to abate, reduce, or set-off any Rent due hereunder except for any abatement as may be expressly provided in this Lease.

        (b) ADDITIONAL RENT. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent ("ADDITIONAL RENT"): (i) Tenant's Share of Net Building Expenses, as defined below, (ii) Tenant's First Floor Operating Expenses, as defined below, (iii) the rent and expenses for the parking described in Section 10 hereof, and (iv) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

        4. BASE RENT ADJUSTMENTS. Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such adjustment. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

        5. OPERATING EXPENSE PAYMENTS. Landlord shall deliver to Tenant a written estimate of Net Building Expenses for each calendar year during the Term (the "ANNUAL ESTIMATE"), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant's Share of Net Building Expenses together with 1/12 of Tenant's First Floor Operating Expenses, as defined below. Payments for any fractional calendar month shall be prorated.

        "NET BUILDING EXPENSES" for any period shall mean the Operating Expenses for the Project for such period less the First Floor Operating Expenses for such period. "FIRST FLOOR OPERATING EXPENSES" means an amount equal to the First Floor Operating Expense Rate, as defined below, multiplied by 16,894, the total rentable square feet on the first floor of the Project. "FIRST FLOOR OPERATING EXPENSE RATE" shall mean an initial rate of $8.00 per rentable square foot per year, which shall be increased by 3% each calendar year commencing on January 1, 2000, including, without limitation, throughout the Extension Term(s). "TENANT'S FIRST FLOOR OPERATING EXPENSES" shall equal 8,029 rentable square feet multiplied by the First Floor Operating Expense Rate.

        The term "OPERATING EXPENSES" means all costs and expenses of any kind or description whatsoever incurred or accrued by Landlord with respect to the Project (including the cost of capital repairs and improvements, amortized over the lesser of 7 years or the useful life of such capital item, the costs of Landlord's or a third party's management services not to exceed 5.0% of Base
Rent), excluding only:

        (a) the original construction costs of the Project and renovation prior to the date of the Lease, the costs of correcting defects in such original construction or renovation, costs of any structural repairs to the Building and costs of correcting any releases of Hazardous Materials in the Building or migrating to the Project from adjoining property;

        (b) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for specific tenants within their premises and costs of correcting defects in such work;

        (c)     capital expenditures for expansion of the Project;

        (d) interest, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;



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        (e)     depreciation of the Project (except for the amortization of capital improvements which are includable in Operating
                Expenses);

        (f) advertising, legal and space planning expenses, leasing commissions and other costs and expenses incurred in procuring tenants for the Project, including any leasing office maintained in the Project;

        (g) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

        (h) costs of utilities outside normal business hours sold to tenants of the Project;

        (i) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;

        (j) legal and other expenses incurred in the negotiation or enforcement of leases;

        (k) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity;

        (l) costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes pertaining to Landlord and/or the Project or from Landlord's failure to make any payment required to be made by Landlord hereunder before delinquency;

        (m) costs incurred by Landlord due to the violation by Landlord, its employees, agent or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement;

        (n) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payment and/or to file any tax or informational returns when due;

        (o) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

        (p) costs arising from Landlord's charitable or political contributions or fine art maintained at the Project;

        (q) costs to be reimbursed by Other tenants of the Project, whether or not actually paid;

        (r) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

        (s) costs to maintain the parking lots, which shall be allocated to tenants who park in such lots based on the number of cars such tenant may park in such lot over the total number of parking stalls located in said lot ("Allocated Parking Expenses");



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        (t)     costs incurred in the sale or refinancing of the Project;

        (u) net income, franchise, capital stock, estate or inheritance taxes; and

        (v) insurance deductibles and other costs of casualty to the extent Tenant's Share thereof exceeds (I) with respect to earthquake insurance, $30,000, and (II) with respect to all other insurance, $15,000.

        Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an "ANNUAL STATEMENT") showing in reasonable detail: (a) the total and Tenant's Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant's payments in respect of Operating Expenses for such year. If Tenant's Share of actual Operating Expenses for such year exceeds Tenant's payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after demand therefor. If Tenant's payments of Operating Expenses for such year exceed Tenant's Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after expiration of, or termination of the Term, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

        The Annual Statement shall be final and binding upon Tenant unless Tenant, within 30 days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 60 day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord's statement of Tenant's Share of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records and such information as Landlord reasonably determines to be responsive to Tenant's questions. If after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Tenant's Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected from among the 6 largest in the United States, hired by Tenant (at Tenant's sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review such Landlord's books and records for the year in question (the "INDEPENDENT REVIEW"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Tenant's pro rata share of the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant's obligations for such calendar year, Landlord shall at Landlord's option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after expiration of, or termination of the Term, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant's payments of Tenant's Share of Operating Expenses for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid Tenant's pro rata share of Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant's obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant's Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

        "TENANT'S SHARE" shall be the percentage set forth on the first page of this Lease as Tenant's Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant's Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant's Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as "RENT."



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        6. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's Default. Upon each occurrence of a Default, Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any. such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Section 6. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

        7. USE. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions and for lawful purposes incidental thereto, all in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and the use and occupancy thereof (collectively, "LEGAL REQUIREMENTS"). Tenant shall, upon 5 days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant's failure to comply with the provisions of this Section or otherwise caused by Tenant's use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant's Share as usually furnished for the Permitted Use.

        Landlord shall be responsible for all the compliance of the common areas of the Project with the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA") as of the Commencement Date. Tenant, at its sole expense, shall make any alterations or modifications, to the interior or the exterior of the Premises or the Project, that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to



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Tenant's use or occupancy of the Premises; provided, however, if any such alterations or modifications are required as a result of any Legal Requirement of general applicability, requiring alterations or modifications throughout the Building, Landlord shall construct any such required alteration or modification and charge the cost thereof back to Tenant, either as an Operating Expense or by direct charge to Tenant of Tenant's proportional share of such costs, provided further that to the extent any portions of such required alterations or modifications are properly treated as a capital items, the costs applicable to such capital items shall be amortized over the lesser of 7 years or the useful life of such capital items. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements and costs of suit) (collectively, "Claims") arising out of or in connection with Legal Requirements and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

        8. HOLDING OVER. If, with Landlord's express written consent, Tenant retains possession of the Premises after the termination of the Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, and in such case Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent. All other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of the Rent in effect during the last 30 days of the Term. In addition, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the Term Expiration Date or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

        9. TAXES. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as "TAXES") imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, "GOVERNMENTAL AUTHORITY") during the Term, including, without limitation all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord's business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher



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than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord's determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

        10. PARKING.

        (a) Tenant shall have the non-exclusive right, in common with others, to use the Building Common Areas, subject to the rules and regulations attached hereto as Exhibit E together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its discretion.

        (b) Tenant shall be assigned 20 parking stalls to be designated by Landlord and reserved for Tenant's use, which parking stalls shall be located as set forth on EXHIBIT I. Landlord reserves the right from time-to-time to provide other parking for Tenant, which shall be no farther from the Building than the farther of Landlord's two present lots, except for an interim period not exceeding 18 months in connection with a redevelopment of either such lot, in which case such replacement parking shall be no more than 5 blocks from the Building. Tenant shall pay as triple net Additional Rent the sum of $70.00 per month, per stall, which sum may be increased Landlord annually, but which increase shall in no event exceed 3% per annum. In addition, Tenant shall pay its Allocated Parking Expenses on a monthly basis with Base Rent Allocated Parking Expenses shall be subject to the operating expense exclusions set forth in Article 5. Landlord shall not oversubscribe parking.

        (c) Tenant agrees not to overburden the guest parking facilities and agrees to cooperate with Landlord and other tenants in the use of such guest parking. Landlord reserves the right to determine that guest parking is becoming overcrowded and to limit Tenant's use thereof. Upon such determination, Landlord may reasonably allocate guest parking spaces among Tenant and other tenants. If, after such allocation, Landlord determines that Tenant's customers, clients, or invitees are using more than the number of guest parking spaces that would otherwise be attributable to a reasonable number of guest parking spaces for Tenant's use, Landlord may require Tenant to obtain guest parking outside of the Building and the parking lot to the extent of such unreasonable excess uses. However, nothing in this Section 10(c) is intended to create an affirmative duty on Landlord to monitor parking.

        11. UTILITIES, SERVICES.

        Landlord shall provide, subject to the terms of this Section 11, potable water (within 60 days after full execution of this Lease), electricity, heat, ventilation, air conditioning, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, "UTILITIES"). Any use by Tenant of Utilities shall be allocated to and paid by Tenant on such basis as Landlord shall determine for the Project. Tenant shall be entitled to use its pro rata share of Utilities. Landlord shall pay, as Operating Expenses or subject to Tenant's reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any governmental entity or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant's expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord and shall pay the cost of any after hours Utilities allocated to it by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord's willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. If there is any interruption, failure, stoppage or interference of the utilities, services or access to the Premises or the Premises cannot be used due to the presence of any Hazardous Materials on or about the Building or the Project (except to the extent released or emitted in violation of Section 30 hereof), and such interruption continues for seven (7) consecutive calendar days, then Tenant shall be entitled to an equitable abatement of Rent to the extent of the interference with Tenant' s use of the Premises occasioned thereby. Landlord's sole obligation for either providing emergency generators or providing emergency backup power to Tenant shall be: (i) to provide emergency generators with not less than the capacity of the emergency generators located in the Building as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer's standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer's standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power.

        12. ALTERATIONS AND TENANT'S PROPERTY. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to building systems (as hereinafter defined) ("ALTERATIONS") shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld. Tenant may construct nonstructural Alterations in the Premises without Landlord's prior approval if the aggregate cost of all such work in any 12 month period does not exceed $20,000. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord's sole and absolute discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 2.5% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision. Before beginning any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

        If any such Alteration project, or series of related Alteration projects, costs more than $100,000 and Tenant cannot make a showing of financial capacity to pay for such Alterations reasonably acceptable to Landlord, Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens, and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to
Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) as built plans for any such Alteration.

        Other than (i) the items, if any, listed on EXHIBIT F attached hereto,
(ii) any items agreed by Landlord in writing to be included on EXHIBIT F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property (A) not paid for out of the TI Fund, as defined in the Work Letter, or
(B) financed by third parties, which may in either case be removed without material damage to the Premises, which damage to remove the same shall be repaired (including capping or terminating utility hookups behind walls) by Tenant during the Term (collectively, "TENANT'S PROPERTY"), all property of any kind paid for with the TI FUND, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises, such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water system, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, "INSTALLATIONS") shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any darnage caused by or occasioned as a result of such removal. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. In no event, however, shall Tenant be required to remove Tenant's Work, as defined in the Work Letter.

        13. LANDLORD'S REPAIRS. Landlord, as an Operating Expense, shall maintain all of the structural (including, without limitation, the roof), exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators, deionized water, C02, gas, vacuum, and all other building systems serving the Premises and other portions of the Project ("BUILDING SYSTEMS"), in good repair, reasonable wear and tear and uninsured damage or destruction caused by Tenant, its agents, servants, employees, invitees and contractors excluded. Damage and destruction caused by Tenant, its -agents, servants, employees, invitees and contractors shall be repaired by Landlord, to the extent not covered by insurance, at Tenant's sole cost and expense. Landlord reserves the right to stop Building System services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building System services during any such period of interruption; provided, however, that Landlord shall give Tenant 48 hours advance notice of any planned stoppage of Building System services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant's written notice of the need for such repairs or maintenance. Tenant waives it rights under any state or local law to terminate this Lease or to make such repairs at Landlord's expense and agrees that the parties' respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

        14. TENANT'S REPAIRS. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition, reasonable wear and tear and casualty which Tenant is not obligated to restore excepted, all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacements may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises beyond any applicable notice and cure period, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

        15. MECHANIC'S LIENS. Tenant shall discharge, by bond or otherwise, any mechanic's lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant's sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant. Landlord hereby waives any statutory lien rights Landlord may have in and to Tenant's Property, and agrees to execute any confirmation of such waiver required by any lender secured by a lien on, or any lessor of, any personal property included within Tenant's Property, provided (i) such waiver is reasonably acceptable in form and substance to Landlord and (ii) nothing in this Section 15 shall in any way affect or limit Landlord's rights pursuant to Section 12 hereof.

        16. INDEMNIFICATION. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord or Landlord's Related Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenants business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party. Subject to the limitations set forth in Section 36 hereof, Landlord shall indemnify Tenant for any Claims to the extent the same arise as a result of the gross negligence or willful misconduct of Landlord and its Related Parties.

        17. INSURANCE. Landlord, shall maintain all insurance against any peril generally included within the classification "Fire and Extended Coverage," sprinkler damage (if applicable), vandalism and malicious mischief covering the full replacement cost of the Project. Landlord shall further carry commercial general liability insurance with a single loss limit of not less than $2,000,000 for death or bodily injury, or property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workmen's compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in-which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations).

        Tenant, at its expense, shall maintain during the Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at

Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for death or bodily injury and not less than $1,000,000 for property damage with respect to the Premises. Tenant may aggregate the coverages under any insurance policies maintained solely for the Premises with coverages under umbrella insurance policies carried by Tenant, provided that any and all such policies shall comply with the following sentence. The commercial general liability insurance policies (whether maintained solely for the Premises or an umbrella policy) shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, "RELATED PARTIES"), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide"; shall not be cancelable unless 30 days prior written notice shall have been given to Landlord from the insuror; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 20 days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

        In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

        The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective Related Parties, in connection with any loss or damage thereby insured against. Notwithstanding anything to the contrary herein, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption, loss of profits and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its respective Related Parties. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other's insurer.

        Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to commercially reasonable levels then being generally required of new tenants within the Project.

        18. RESTORATION. If at any time during the Term the Project or the Premises are damaged by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable. If the restoration time is estimated to exceed 9 months, Landlord may, in such notice, or Tenant may, by written notice to Landlord within 15 days of Tenant's receipt of Landlord's notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction. Unless Landlord or Tenant elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any governmental or quasi-governmental agency having jurisdiction over the use, storage, release or removal of Hazardous Materials brought into the Premises or the Building by Tenant or any of Tenant's Related Parties (collectively referred to herein as "HAZARDOUS MATERIALS CLEARANCES"); provided, however, that if repair or restoration of the Premises is not Substantially Complete as of the end of 12 months from the date of damage or destruction, Landlord or Tenant may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or
(ii) the date all required Hazardous Materials Clearances are obtained. Notwithstanding the foregoing, if insurance proceeds are not available for restoration of the Premises or the Building solely by reason of Landlord's failure to maintain the insurance required to be maintained by Landlord under
Section 17 hereof, Landlord shall be responsible for the costs of restoration to the extent of the insurance proceeds that would have been available had Landlord performed its obligations pursuant to Section 17 hereof.

        Subject to receipt of sufficient insurance proceeds and delays arising from the collection of such insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, Tenant, at its expense, shall promptly perform all repairs or restoration not required to be done by Landlord required for Tenant's use of the Premises, in Tenant's reasonable judgment, and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, if insurance proceeds are not available for Tenant's restoration solely by reason of Tenant's failure to maintain the insurance required to be maintained by Tenant under Section 17 hereof, Tenant shall be responsible for the costs of restoration to the extent of the insurance proceeds that would have been available had Tenant performed its obligations pursuant to Section 17 hereof.

        Notwithstanding anything set forth above, Landlord may terminate this Lease if (i) the Premises are damaged during the last year of the Term, Landlord reasonably estimates that it will take more than 2 months to repair such damage, and Tenant does not exercise an Extension Right, if any then remain hereunder, or (ii) subject to the last sentence in the first paragraph of this Section 18, insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

        The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing this Section 18 sets forth their entire understanding and agreement with respect to such matters.

        19. CONDEMNATION. If any part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "TAKING" or "TAKEN"), and the Taking would in Landlord's judgment either prevent or materially interfere with Tenant's use of the Premises or materially interfere with or impair Landlord's ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial taking and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

        20. EVENTS OF DEFAULT. Each of the following events shall be a default ("DEFAULT") by Tenant under this Lease:

        (a) PAYMENT DEFAULTS. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord, not more than twice in any 12 month period, will give Tenant notice of such default in the payment of Rent and Tenant shall have 5 days in which to make such payment after which period Tenant shall be in Default hereunder. Tenant agrees that such notice shall be in lieu of and not in addition to any notice required by law.

        (b) INSURANCE. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

        (c) ABANDONMENT. Tenant shall abandon the Premises.

        (d) IMPROPER TRANSFER. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant's interest in this Lease or the Premises except as expressly permitted herein, or Tenant's interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

        (e) LIENS. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.

        (f) INSOLVENCY EVENTS. Tenant or any guarantor or surety of Tenant's obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "PROCEEDING FOR RELIEF"); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

        (g) ESTOPPEL CERTIFICATE OR SUBORDINATION AGREEMENT. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a written notice of Tenant's failure to provide the documents described in Sections 23 and/or 27 hereof within the time periods set forth therein.

        (h) OTHER DEFAULTS. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof, shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant's default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord's notice.

        21. LANDLORD'S REMEDIES.

        (a) PAYMENT BY LANDLORD; INTEREST. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the "DEFAULT RATE"), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant's Default hereunder.

        (b) LATE PAYMENT RENT. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to `ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid. Notwithstanding the foregoing, no late charge nor interest shall be due on the second such failure to pay Rent in any 12 month period until 5 days after Landlord has given Tenant notice and an opportunity to cure any such failure to pay Rent and Tenant has failed so to pay Rent. Any such notice shall be in lieu of and not in addition to any notice required by law;

        (c) REMEDIES. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                (i) Terminate this Lease, or at Landlord's option, Tenant's right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

                (ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21 (c)(i) or otherwise, Landlord may recover from Tenant the following:

                        (A) The worth at the time of award of any unpaid rent
                which has been earned at the time of such termination; plus

                        (B) The worth at the time of award of the amount by
                which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (C) The worth at the time of award of the amount by
                which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (D) Any other amount necessary to compensate Landlord
                for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                        (E) At Landlord's election, such other amounts in
                addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

        The term "RENT" as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the "WORTH AT THE TIME OF AWARD" shall be computed by allowing interest at the Default Rate. As used in
        Section 21(c)(ii)(C) above, the "WORTH AT THE TIME OF AWARD" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

                (iii) Landlord may continue this Lease in effect after Tenant's Default and recover rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

                (iv) If Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. Upon Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

        (d) EFFECT OF EXERCISE. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant's Default.

        22. ASSIGNMENT AND SUBLETTING.

        (a) GENERAL PROHIBITION. Without Landlord's prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Section, a transfer of ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded or unless such ownership interest are issued by Tenant in an equity financing.

        (b) PERMITTED TRANSFERS. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the "ASSIGNMENT DATE"), Tenant shall give Landlord a notice (the "ASSIGNMENT NOTICE") containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used or stored in the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant or refuse such consent, in its sole discretion with respect to a proposed assignment, hypothecation or other transfer (other than a subletting), or grant or refuse such consent, in its reasonable discretion with respect to a proposed subletting (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (ii) terminate this Lease with respect to the space described in the Assignment Notice, as of the Assignment Date (an "ASSIGNMENT TERMINATION"). If Landlord elects an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 days after Landlord's notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord's consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice, not to exceed $2,000 for each Assignment Notice. Notwithstanding the foregoing, Landlord's consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant, or acquiring substantially all of the issued and outstanding capital stock of Tenant or succeeding to all or substantially all of Tenant's assets (a "PERMITTED ASSIGNMENT") shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment.

        (c) ADDITIONAL CONDITIONS. As a condition to any such assignment or subletting, whether or not Landlord's consent is required, Landlord may require:

                (i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

                (ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use or store in the Premises together with copies of all documents relating to the handling, storage, disposal and emission of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

        (d) NO RELEASE OF TENANT. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease, If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto), exceeds the rental payable under this Lease (excluding however, any Rent payable under this Section together with actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent

        (e) NO WAIVER. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

        (f) USE OF HAZARDOUS MATERIALS. Notwithstanding any other provision of this Section 22, if either (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party's action or use of the property in question, or (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

        23. ESTOPPEL CERTIFICATE. Tenant shall within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as EXHIBIT G with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

        24. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

        25. PRORATIONS. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

        26. RULES AND REGULATIONS. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

        27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any Mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant's right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver a Subordination, Non-disturbance and Attornment Agreement in the form attached hereto as Exhibit H, or such other instruments, confirming such subordination and such instruments of attornment as shall be reasonably requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant's quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term "MORTGAGE" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "HOLDER" of a mortgage shall be deemed to include the beneficiary under a deed of trust. Landlord shall obtain a Subordination, Non-disturbance and Attornment Agreement, substantially in the form of EXHIBIT H, from Landlord's existing lender within 90 days of the Commencement Date.

        28. SURRENDER. Upon expiration of the Term or earlier termination of Tenant's right of possession, Tenant may, subject to the exercise of any remedies by Landlord (to the extent not waived with respect to any of Tenant's personal property which is leased or financed), remove Tenant's Property and shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted and shall return to Landlord all keys to offices and restrooms furnished to, or otherwise procured by, Tenant. If any, such key is lost, Tenant shall pay to Landlord, at Landlord's election, either the cost of replacing such lost key or the cost of changing the lock or locks opened by such lost key. Any Tenant Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term shall survive the termination of the Term, including without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises, including the obligation to obtain all required Hazardous Materials Clearances.

        29. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

        30. ENVIRONMENTAL REQUIREMENTS.

        (a) PROHIBITION/COMPLIANCE/INDEMNITY. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Project in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into the Premises or released by anyone other than Landlord and Landlord's employees, agents and contractors otherwise occurs, in either case during the term of this Lease or any extension or renewal hereof or holding over hereunder, except contamination from Hazardous Materials which Tenant can prove migrated into the Premises from adjacent space in the Building, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Premises or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of such breach present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property, caused or permitted by Tenant results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable law as are necessary to return the Premises, the Project or any adjacent property, to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

        (b) BUSINESS. Landlord acknowledges that it is not the intent of this
Article 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Premises ("HAZARDOUS MATERIALS LIST"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material(s) is brought onto the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the "HAZ MAT DOCUMENTS") relating to the handling, use, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

        (c) TENANT REPRESENTATION AND WARRANTY. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or governmental authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination resulted from Tenant's or such predecessor's action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials. If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion.

        (d) TESTING. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination has occurred as a result of Tenant's use. Tenant shall be required to pay the cost of such annual test of the Premises, not to exceed $2,500 per year; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures reasonably acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant's use of the Premises. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees, charges and disbursements, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

        (e) UNDERGROUND TANKS. If underground or other storage tanks storing Hazardous Materials are hereafter placed on the Premises by Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal law, as such now exists or may hereafter be adopted or amended.

        (f) TENANT'S OBLIGATIONS. Tenant's obligations under this Article 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to obtain all required Hazardous Materials Clearances, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily.

        (g) DEFINITION OF "HAZARDOUS MATERIALS." As used herein, the term "HAZARDOUS MATERIALS" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

        31. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any beneficiary of a deed of trust or Mortgagee of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such beneficiary, Mortgagee and/or landlord a reasonable opportunity to cure the default, including time to obtain possession or control of the Project by a receivership if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.

        Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant's ability to conduct its business in the Premises (a "MATERIAL LANDLORD DEFAULT"), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant's principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord' would otherwise have been liable to pay hereunder. If Landlord fails to commence, cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential of other damages) from Landlord, to the extent of Landlord's obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

        All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "LANDLORD" in this Lease shall mean only the owner, for the time being of the Premises, and upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership.

        32. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last six months of the Term, to prospective tenants or for any other business purpose. Landlord may erect during the last six months of the Term a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant's use or occupancy of the Premises for the Permitted use. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord's access rights hereunder.

        33. SECURITY. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant's officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

        34. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("FORCE MAJEURE").

        35. BROKERS, ENTIRE AGREEMENT, AMENDMENT. Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively "BROKER") in connection with this transaction and that no Broker brought about this transaction, other than Kidder, Matthews & Segner Inc. and Alexander Commercial Real Estate. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any other Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

        36. LIMITATION ON LANDLORD'S LIABILITY. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE
CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO, TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING

AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD'S INTEREST IN THE PROJECT, AND IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD'S OFFICERS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD'S OFFICERS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT'S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

        37. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

        38. SIGNS; EXTERIOR APPEARANCE. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord's standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

        39. RIGHT TO EXPAND

        (a) EXPANSION IN THE PROJECT. Tenant shall have the right, but not the obligation, to expand the Premises (the "EXPANSION RIGHT") to include any space available in the Project (the "EXPANSION SPACE") upon the terms and conditions in this Section. In the event a vacancy occurs, Landlord shall deliver to Tenant (and to each other tenant in the Project having an expansion right) written notice (the "EXPANSION NOTICE") of the availability of such portion of the Expansion Space, together with the terms and conditions on which Landlord is prepared to lease to Tenant such portion of the Expansion Space. All other terms and conditions shall be as set forth in this Lease. Tenant shall have 10 business days following delivery of the Expansion Notice to deliver to Landlord written notification of Tenant's exercise of the Expansion Right. Provided that no prior right to expand is exercised by any of Fred Hutchinson Cancer Research Center, Corixa or The Hope Heart Institute, Tenant shall be entitled to lease such Expansion Space upon the terms and conditions set forth in the Expansion Notice. In the event Tenant fails to timely deliver such notice, or if Landlord and Tenant are unable to agree upon any of the terms of the lease agreement for such portion of the Expansion Space after negotiating in good faith for a period of 60 days from the date Tenant gives notice, Tenant shall be deemed to have waived any right to lease such portion of the Expansion Space, unless and until such portion of the Expansion Space again becomes vacant following a tenancy.

        (b) AMENDED LEASE. If: (i) Tenant fails to timely deliver notice accepting the terms of a Expansion Notice, or (ii) after the expiration of the 60 day period described in Section 39.1 no lease agreement for the Expansion Space has been executed, and Landlord tenders to Tenant an amendment to this Lease setting forth the terms for the rental of the Expansion Space consistent with those set forth in the Expansion Notice and otherwise consistent with the terms of this Lease and Tenant fails to execute such Lease amendment within ten business days following such tender, Tenant shall be deemed to have waived its right to lease such Expansion Space.

        (c) EXCEPTIONS. Notwithstanding the above, the Expansion Right shall not be in effect and may not be exercised by Tenant:

                (i) during any period of time that Tenant is in Default under any provision of the Lease; or

                (ii) if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right

        (d) SUBORDINATE. Tenant's rights in connection with the Expansion Right are and shall be subject to and subordinate to any expansion or extension rights granted in the Project to Corixa, Fred Hutchinson Cancer Research Center and The Hope Heart Institute.

        (e) TERMINATION. The Expansion Right shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the Expansion Space, (i) Tenant fails to timely cure any Default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period. from the date of the exercise of the Expansion Right to the date of the commencement of the Expansion Space, whether or not such Defaults are cured.

        (f) RIGHTS PERSONAL. Expansion Rights are personal to Tenant and are not assignable except to a Permitted Assignee without Landlord's consent, which may be granted or withheld in Landlord's sole discretion.

        (g) NO EXTENSIONS. The period of time within which any Expansion Rights may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Expansion Rights.

        40. RIGHT TO EXTEND TERM. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

        (a) EXTENSION RIGHTS. Tenant shall have 2 consecutive rights (each, an "EXTENSION RIGHT") to extend the Term of this Lease for 5 years each (each, an "EXTENSION TERM") on the same terms and conditions as this Lease by giving Landlord written notice of its election to exercise each Extension Right at least 6 months prior to the expiration of the initial Term of the Lease or the expiration of any prior Extension Term.

        During any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall be adjusted on each annual anniversary of the commencement of such Extension Term by the rent Adjustment Percentage. As used herein, "Market Rate" shall mean the then market rental rate as determined by Landlord and agreed to by Tenant, which shall in no event be less than 103% of the Base Rent payable as of the date immediately preceding the commencement of such Extension Term.

        If, on or before the date which is 120 days prior to the expiration of the initial Term of this Lease, or the expiration of any Extension Term, Tenant has not agreed with Landlord's determination of the Market Rate after negotiating in good faith, Tenant may by written notice to Landlord elect arbitration as described in Section 41(b) below. If Tenant does not elect such arbitration, Tenant shall be deemed to have waived any right to extend, or further extend, the Term of the Lease and all of the remaining Extension Rights shall terminate.

        (b) ARBITRATION.

                (i) Within 10 days of Tenant's notice to Landlord of its election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct ("EXTENSION PROPOSAL"). If either party fails to timely submit an Extension Proposal, the other party's submitted proposal shall determine the Base Rent for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely giver notice of its selection for an Arbitrator, the other party's submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

                (ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator or majority of the 3 Arbitrators shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Renewal Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Renewal Term until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Renewal Term.

                (iii) An "ARBITRATOR" shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Seattle metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Seattle metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

        (c) RIGHTS PERSONAL. Extension Rights are personal to Tenant and are not assignable except to a Permitted Assignee without Landlord's consent, which may be granted or withheld in Landlord's sole discretion.

        (d) EXCEPTIONS. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

                (i) during any period of time that Tenant is in Default under any provision of this Lease; or

                (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

        (e) NO EXTENSIONS. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Extension Rights.

        (f) TERMINATION. The Extension Rights shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any Default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

        41. MISCELLANEOUS.

        (a) NOTICES. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon receipt or refusal to accept delivery by the addressee thereof if delivered in person, or one business day after being deposited for delivery to the party to whom notice is to be given with a reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

        (b) JOINT AND SEVERAL LIABILITY. If and when included within the term "TENANT," as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

        (c) FINANCIAL INFORMATION. Tenant shall furnish Landlord with true and complete copies of (i) Tenant's most recent audited annual financial statements within 30 days of the end of each of Tenant's fiscal years during the Term, (ii) at Landlord's request from time to time, updated business plans, including cash flow projections, and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iii) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (iv) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

        (d) RECORDATION. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

        (e) INTERPRETATION. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

        (f) NOT BINDING UNTIL EXECUTED. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

        (g) LIMITATIONS ON INTEREST. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

        (h) CHOICE OF LAW. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

        (i) TIME. Time is of the essence as to the performance of Tenant's obligations under this Lease.

        (j) INCORPORATION BY REFERENCE. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.


                       [SIGNATURES BEGIN ON THE NEXT PAGE]

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                       TENANT:

                                       XCYTE THERAPIES, INC.,
                                       a Delaware corporation

                                       By: /s/ Ronald Jay Berenson
                                          --------------------------------------
                                       Its: President & CEO
                                           -------------------------------------

                                       LANDLORD:

                                       ALEXANDRIA REAL ESTATE EQUITIES, INC., a
                                       Maryland corporation

                                       By: /s/ Lynn Anne Shapiro
                                          --------------------------------------
                                       Its: General Counsel
                                           -------------------------------------

[Notary seal]

[Signature of Notary]